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                                                                     EXHIBIT 4.4


                          THIRD SUPPLEMENTAL INDENTURE


         THIRD SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of January 4, 1999, among (i) GREY WOLF DRILLING COMPANY L.P., a Texas limited partnership, GREY WOLF LLC, a Louisiana limited liability company, and GREY WOLF HOLDINGS COMPANY, a Nevada corporation (collectively, the "NEW GUARANTORS"), each a subsidiary of GREY WOLF, INC. (formerly "DI Industries, Inc."), a Texas corporation (the "COMPANY"), (ii) the Company, (iii) the Guarantors (the "EXISTING GUARANTORS") under the Indenture referred to below, and (iv) CHASE BANK OF TEXAS, NATIONAL ASSOCIATION (formerly "Texas Commerce Bank National Association"), a national banking association, as trustee under the Indenture referred to below (the "TRUSTEE").

                                   WITNESSETH:

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the "INDENTURE"), dated as of June 27, 1997, providing for the issuance of an aggregate principal amount of $175,000,000 of 8-7/8% Senior Notes due 2007 (the "SECURITIES");

         WHEREAS, Murco Drilling Corporation became a Guarantor under the Indenture pursuant to the Supplemental Indenture dated as of March 31, 1998;

         WHEREAS, the parties to the Indenture entered into that certain Second Supplemental Indenture dated May 8, 1998, which amended the Indenture to permit the execution and delivery of the Series B Indenture by the Existing Guarantors and the issuance of guarantees of the Series B Notes;

         WHEREAS, SECTION 11.08 of the Indenture provides that the Company is required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall jointly and severally and unconditionally and irrevocably guarantee all of the Company's Obligations under the Securities and the Indenture pursuant to a Guarantee contained in the Indenture on the terms and conditions set forth herein; and

         WHEREAS, pursuant to SECTION 10.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

         1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.



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            (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

         2. Agreement to Guarantee. The New Guarantors hereby agree, jointly and severally and unconditionally and irrevocably, with all other Guarantors, to guarantee the Company's Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in ARTICLE 11 of the Indenture and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, the New Guarantors shall be Guarantors for all purposes under the Indenture and the Securities.

         3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all of the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated shall be bound hereby.

         4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.


                         [SIGNATURES ON FOLLOWING PAGE.]


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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.

                                          GREY WOLF DRILLING COMPANY L.P.

                                          By: GREY WOLF HOLDINGS COMPANY,
                                              its general partner

                                          By:
                                             -----------------------------------
                                             Donald J. Guedry, Jr.
                                             Vice President and Treasurer

                                          GREY WOLF LLC

                                          By:
                                             -----------------------------------
                                             Donald J. Guedry, Jr.
                                             Vice President and Treasurer

                                          GREY WOLF HOLDINGS COMPANY

                                          By:
                                             -----------------------------------
                                             Donald J. Guedry, Jr.
                                             Vice President and Treasurer

                                          GREY WOLF, INC.

                                          By:
                                             -----------------------------------
                                             Donald J. Guedry, Jr.
                                             Vice President and Treasurer

                                          GREY WOLF INTERNATIONAL, INC.
                                          DI ENERGY, INC.
                                          MURCO DRILLING CORPORATION

                                          By:
                                             -----------------------------------
                                             Donald J. Guedry, Jr.
                                             Vice President and Treasurer of
                                             each of the foregoing companies

                                          CHASE BANK OF TEXAS, NATIONAL
                                          ASSOCIATION, as Trustee

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


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